UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2019

Carolina Trust BancShares, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-55683	81-2019652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 735-1104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common stock, par value $2.50 per share	CART	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 31, 2019, pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of July 15, 2019 (the “Merger Agreement”), by and between Carolina Financial Corporation (“Carolina Financial”) and Carolina Trust BancShares, Inc. (“Carolina Trust”), Carolina Trust merged with and into Carolina Financial, with Carolina Financial being the surviving corporation (the “Merger”). As a result of the Merger, Carolina Trust ceased to exist as a separate corporation and each share of Carolina Trust common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.3000 shares of Carolina Financial common stock or $10.57 in cash, subject to election and proration such that the aggregate consideration will consist of 90% Carolina Financial common stock and 10% cash.  Cash will be paid in lieu of any fractional shares that otherwise would payable to Carolina Trust shareholders.

Additionally, each outstanding option to purchase shares of Carolina Trust common stock pursuant to Carolina Trust’s equity-based compensation plans, without any action on the part of the option holder and in accordance with the terms of the Merger Agreement, was converted into and became rights with respect to Carolina Financial common stock, such that (i) the number of shares of Carolina Financial common stock subject to such Carolina Trust stock option is equal to the number of shares of Carolina Trust common stock subject to such Carolina Trust option immediately prior to the Merger effective time multiplied by 0.3000 (rounded down to the nearest whole share), and (ii) the per share exercise price under each such Carolina Trust stock option was divided by 0.3000 (rounded up to the nearest whole cent).

Immediately following completion of the Merger, Carolina Trust’s bank subsidiary, Carolina Trust Bank, merged with and into CresCom Bank, the principal subsidiary of Carolina Financial, with CresCom Bank continuing as the surviving bank.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On December 31, 2019, in connection with the completion of the Merger, Carolina Trust requested that The Nasdaq Stock Market LLC (“NASDAQ”) suspend trading of its common stock, and NASDAQ filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Carolina Trust common stock from listing on NASDAQ and to deregister the common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, Carolina Financial, successor-by-merger to Carolina Trust, intends to file with the SEC a Form 15 requesting the termination of registration of Carolina Trust’s common stock under Section 12(g) of the Exchange Act and the suspension of Carolina Trust’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information disclosed in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

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As a result of the Merger, each holder of Carolina Trust common stock ceased to have any rights as a shareholder of Carolina Trust other than the right to receive the merger consideration as set forth in the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, a change in control of Carolina Trust occurred, and Carolina Trust ceased to exist as a legal entity.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective upon completion of the Merger, all of the directors and executive officers of Carolina Trust ceased serving as directors and executive officers of Carolina Trust.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon effectiveness of the Merger, the separate corporate existence of Carolina Trust ceased. The certificate of incorporation and bylaws of Carolina Financial, as in effect immediately before the completion of the Merger, became the certificate of incorporation and bylaws of the surviving corporation without change. Consequently, the articles of incorporation and bylaws of Carolina Trust ceased to be in effect upon completion of the Merger.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger and Reorganization, dated July 15, 2019, by and between Carolina Financial Corporation and Carolina Trust BancShares, Inc. (incorporated herein by reference to Exhibit 2.1 to Carolina Trust’s Current Report on Form 8-K filed on July 18, 2019)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION
(as successor-by-merger to Carolina Trust BancShares, Inc.)

Date: January 6, 2020	By:	/s/ William A. Gehman, III
Name: William A. Gehman, III
Title: Executive Vice President and Chief Financial Officer